Exhibit 99.1

TREMOR VIDEO REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

New York, NY — November 3, 2016 — Tremor Video, Inc. (NYSE:TRMR), a provider of software for video ad effectiveness, today announced financial results for the quarter ended September 30, 2016.

Third Quarter 2016 Highlights:

•                  Revenue of $41.3 million, down 1% year-over-year

•                  Total Spend(1) of $63.5 million, up 29% year-over-year

•                  Gross profit of $18.6 million, up 6% year-over-year

•                  Net loss of ($3.6) million; net loss per share of ($0.07)

•                  Adjusted EBITDA(2) of $0.04 million

•                  Repurchased 621,528 shares during the third quarter at an average price per share of $1.86

(1)         We define Total Spend as the aggregate gross spend transacted through our platforms.  Total Spend is a non-GAAP financial measure.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

(2)         Adjusted EBITDA is a non-GAAP financial measure.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

“In the third quarter we delivered profitable EBITDA and strong growth in our Total Spend,” said Bill Day, Tremor Video CEO.  “Our platform continues to scale, with programmatic spend more than doubling year-over-year. The growth of this predominantly self-service business is enabling us to achieve meaningful operating leverage.”

The table below presents revenue, Total Spend, gross profit, net loss, Adjusted EBITDA, and net loss per share for the three month and nine month periods ended September 30, 2016 and September 30, 2015.

Third Quarter and Year-to-Date Results Summary(1)

(in millions, except per share amounts), (unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	September 30, 2015	% Change	September 30, 2016	September 30, 2015	% Change
Revenue	$41.3	$41.6	(1)%	$113.0	$122.1	(7)%
Total Spend	$63.5	$49.3	29%	$169.4	$135.9	25%
Gross profit	$18.6	$17.6	6%	$52.0	$51.8	0%
Net loss	$(3.6)	$(28.6)	87%	$(20.5)	$(40.8)	50%
Adjusted EBITDA	$0.0	$(1.5)	NM	$(5.4)	$(6.8)	20%
Net loss per share	$(0.07)	$(0.55)	87%	$(0.39)	$(0.79)	51%

(1)         As discussed in our Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016, the previously issued quarterly financial statements for the periods ended March 31, 2015, June 30, 2015, and September 30, 2015 were restated to reflect the reporting of revenue attributable to the Company’s seller platform on a net instead of a gross basis.  The restatement has the effect of decreasing both revenue and cost of revenue in a like amount in such quarterly financial statements, and has no impact on reported gross profit, net loss or Adjusted EBITDA.

Third Quarter and Year-to-Date Breakdown of Total Spend(1)

(in thousands), (unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	September 30, 2015	% Change	September 30, 2016	September 30, 2015	% Change

Programmatic	$35,490	$17,019	109%	$88,667	$38,270	132%
Non-programmatic higher function	22,239	22,372	(1)%	65,050	62,125	5%
Non-programmatic media network	5,745	9,882	(42)%	15,656	35,553	(56)%
Total Spend	$63,474	$49,273	29%	$169,373	$135,948	25%

(1)         Please see the discussion in the section called “Non-GAAP Financial Measures”.

Guidance

Based on information available as of November 3, 2016, the Company expects the following:

Full Year 2016 Outlook

Full Year 2016

Revenue	$155.0 - $160.0 million
Total Spend	$245.0 - $255.0 million
Adjusted EBITDA	$(2.5) - $0.0 million

Q3 2016 Financial Results Webcast:  Tremor Video will host a conference call today at 4:30 p.m. ET to discuss its third quarter financial results. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (800) 449-5865 or internationally at (719) 325-2475. Until November 17, 2016, a domestic replay will be available at (844) 512-2921 or internationally at (412) 317-6671, using passcode 6750502, and via webcast on the Tremor Video Investor Relations website.

About Tremor Video:  Tremor Video (NYSE:TRMR) provides software for video advertising effectiveness. Our buyer and seller platforms enable seamless transactions in a premium video marketplace by offering control and transparency to clients.  We employ patented all-screen technology to make every advertising moment more relevant for consumers, and deliver maximum results for buyers and sellers.

“Safe harbor” Statement:  This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including 2016 full year financial guidance and statements with respect to future revenue mix or the development or adoption of the company’s solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; the company’s ability to attract advertising spend from TV media buyers; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; the rate of decline of the Company’s non-programmatic media network; adoption of the company’s programmatic solutions by advertisers and publishers; adoption of the company’s All-Screen product and other higher-function buying products by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the impact of tools that block the display of video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission on March 15, 2016, its Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the Security and Exchange Commission on May 10, 2016, its Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the Security and Exchange Commission on August 9, 2016, and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures:  To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Total Spend and Adjusted EBITDA, which are non-GAAP financial measures. We define Total Spend as the aggregate gross spend transacted through our platforms.  Total Spend does not represent revenue earned by us. Within total spend, we closely monitor the percentage contributions among the following operational metrics: programmatic; non-programmatic higher function; and non-programmatic media.  Programmatic includes all spend attributable to the Tremor Video SSP, Tremor Video DSP and agency trading desks.  We define non-programmatic higher-function as non-programmatic spend running through our buyer platform that utilizes our higher-function products, including our all-screen optimization solution, our advanced data targeting solutions, and our proprietary outcome-based pricing models.  We define non-programmatic media as non-programmatic spend running through our buyer platform that is purchased without any of our higher-function products.  We track these operational metrics in order to better understand how our clients are transacting on our platforms, which informs decisions as to the allocation of resources and capital. We define Adjusted EBITDA as net loss plus (minus): interest expense and other income (expense), net, provision for income taxes, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation, executive severance costs, acquisition related costs, litigation costs associated with class action securities litigation, mark-to-market expense, impairment charges, and other adjustments. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.  With respect to our expectations under “Guidance” above, reconciliation of Total Spend and Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

###

Investor Relations Contact:

Andrew Posen

Senior Director Investor Relations

212-792-2315

IR@TremorVideo.com

Public Relations Contact:

Mandy Robinson

Tremor Video Corporate Communications

646-278-7416

MRobinson@TremorVideo.com

Exhibit A

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2016	2015
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$47,552	$59,887
Accounts receivable, net	60,364	70,778
Prepaid expenses and other current assets	2,674	3,721
Total current assets	110,590	134,386
Long-term assets:
Restricted cash	770	600
Property and equipment, net	9,308	10,094
Intangible assets, net	8,128	11,469
Goodwill	10,863	10,781
Other assets	1,159	794
Total long-term assets	30,228	33,738
Total assets	$140,818	$168,124

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$49,053	$58,742
Deferred rent	485	401
Contingent consideration on acquisition, short-term	1,608	987
Deferred revenue	48	108
Total current liabilities	51,194	60,238
Long-term liabilities:
Deferred rent, long-term	6,383	5,237
Contingent consideration on acquisition, long-term	—	443
Deferred tax liabilities	502	510
Other long-term liabilities	—	264
Total liabilities	58,079	66,692
Stockholders’ equity:
Common stock	5	5
Treasury stock	(1,516)	—
Additional paid-in capital	282,630	279,136
Accumulated other comprehensive loss	(180)	(55)
Accumulated deficit	(198,200)	(177,654)
Total stockholders’ equity	82,739	101,432
Total liabilities and stockholders’ equity	$140,818	$168,124

Tremor Video, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015(1)	2016	2015(1)

Revenue	$41,281	$41,624	$112,953	$122,080
Cost of revenue	22,698	24,024	60,952	70,277
Gross profit	18,583	17,600	52,001	51,803

Operating expenses:
Technology and development(2)	4,935	5,147	15,823	14,869
Sales and marketing(2)	11,403	12,112	35,409	35,780
General and administrative(2)	3,609	4,034	12,605	13,083
Depreciation and amortization	2,358	2,322	6,922	6,055
Mark-to-market(3)	6	—	1,095	—
Impairment charges(4)	—	22,665	—	22,665
Total operating expenses	22,311	46,280	71,854	92,452

Loss from operations	(3,728)	(28,680)	(19,853)	(40,649)

Interest and other income (expense), net:
Interest expense	(4)	(2)	(19)	(7)
Other income (expense), net	72	79	(213)	102
Total interest and other income (expense), net	68	77	(232)	95

Loss before provision for income taxes	(3,660)	(28,603)	(20,085)	(40,554)

Provision for income taxes	(43)	19	461	258

Net loss	$(3,617)	$(28,622)	$(20,546)	$(40,812)

Net loss per share:
Basic and diluted	$(0.07)	$(0.55)	$(0.39)	$(0.79)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	52,473,601	51,875,785	52,493,099	51,515,285

(1) As discussed in our Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016, the previously issued quarterly financial statements for the periods ended March 31, 2015, June 30, 2015, and September 30, 2015 have been restated to reflect the reporting of revenue attributable to the Company’s seller platform on a net instead of a gross basis.  The restatement has the effect of decreasing both revenue and cost of revenue in a like amount in such quarterly financial statements, and has no impact on reported gross profit, net loss or Adjusted EBITDA.

(2) Stock-based compensation expense included above:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Technology and development	$237	$209	$699	$641
Sales and marketing	325	376	1,092	1,179
General and administrative	398	337	1,158	1,357
Total stock-based compensation expense	$960	$922	$2,949	$3,177

(3) Reflects expense incurred based on the Company’s re-measurement, at September 30, 2016, of the estimated fair value of earn-out payments that have been paid or may become due in connection with the acquisition of The Video Network Pty Ltd, an Australian proprietary limited company (“TVN”), and which are not conditioned on continued employment with the Company.

(4) Reflects $22.7 million of non-cash impairment charges to goodwill, and certain intangible assets and property and equipment.

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2016	2015

Cash flows from operating activities:
Net loss	$(20,546)	$(40,812)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	6,922	6,055
Bad debt recovery	(61)	(8)
Mark-to-market expense	1,095	—
Compensation expense related to the acquisition contingent consideration	2,751	—
Stock-based compensation expense	2,949	3,177
Stock-based long-term incentive compensation expense	—	262
Loss from sublease	341	—
Loss on fixed asset disposal	23	—
Impairment Charges	—	22,665
Net changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	10,590	(5,476)
Decrease (increase) in prepaid expenses and other assets	682	(1,129)
Increase (decrease) in accounts payable and accrued expenses	(9,779)	8,009
Increase in deferred rent and security deposits payable	889	3,763
Decrease in deferred tax benefit	(8)	—
Increase in restricted cash	(170)	—
Increase (decrease) in deferred revenue	(60)	66
Net cash used in operating activities	(4,382)	(3,428)

Cash flows from investing activities:
Purchase of property and equipment	(2,727)	(7,154)
Acquisition, net of cash acquired	—	(1,191)
Net cash used in investing activities	(2,727)	(8,345)

Cash flows from financing activities:
Decrease in contingent consideration on acquisition	(3,837)	—
Proceeds from common stock issuance	500	—
Proceeds from the exercise of stock options awards	150	106
Treasury stock - repurchase of stock	(1,516)	—
Tax withholdings related to net share settlements of restricted stock unit awards (RSUs)	(405)	(463)
Net cash used in financing activities	(5,108)	(357)

Net decrease in cash and cash equivalents	(12,217)	(12,130)

Effect of exchange rate changes in cash and cash equivalents	(118)	(126)

Cash and cash equivalents at beginning of period	59,887	77,787
Cash and cash equivalents at end of period	$47,552	$65,531

Tremor Video, Inc.

Reconciliation of Total Spend to Revenue

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Total Spend	$63,474	$49,273	$169,373	$135,948
SSP inventory costs(1)	22,193	7,649	56,420	13,868
Revenue	$41,281	$41,624	$112,953	$122,080

(1) We record revenue from our buyer platform on a gross basis, including costs of inventory.  Accordingly, for revenue generated from our buyer platform, total spend is equivalent to revenue.  We record revenue from our seller platform, the Tremor Video SSP net of inventory costs. Total spend through the Tremor Video SSP is equal to the revenue generated from the Tremor Video SSP plus associated costs of inventory.

Tremor Video, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net loss	$(3,617)	$(28,622)	$(20,546)	$(40,812)
Adjustments:
Depreciation and amortization expense	2,358	2,322	6,922	6,055
Stock-based compensation expense	960	922	2,949	3,177
Executive severance	(9)	508	163	870
Acquisition-related costs(1)	616	337	2,764	559
Litigation expenses	13	226	194	294
Stock-based long-term incentive compensation expense	(183)	185	(183)	262
Provision for income taxes	(43)	19	461	258
Mark-to-market expense(2)	6	—	1,095	—
Interest and other (income) expense, net	(66)	(77)	234	(95)
Other adjustments(3)	—	—	520	—
Impairment Charges(4)	—	22,665	—	22,665
Total net adjustments	3,652	27,107	15,119	34,045
Adjusted EBITDA	$35	$(1,515)	$(5,427)	$(6,767)

(1) Reflects acquisition-related costs incurred in connection with the Company’s acquisition of TVN.  Includes $616 and $2,751 for the three and nine months ended September 30, 2016, respectively, of compensation-related expenses related earn-out payments that have been paid or may become due to certain TVN sellers that are subject to continued employment.

(2) Reflects expense incurred based on the Company’s re-measurement, at September 30, 2016, of the estimated fair value of earn-out payments that have been paid or may become due in connection with the acquisition of TVN and which are not conditioned on continued employment with the Company.

(3) Reflects amounts accrued in connection with a one-time change in the Company’s employee vacation policy.

(4) Reflects $22.7 million of non-cash impairment charges to goodwill, and certain intangible assets and property and equipment.

Tremor Video, Inc.

Consolidated Quarterly Statement of Operations

(in thousands)

(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016

Revenue	$38,052	$42,404	$41,624	$51,757	$34,565	$37,107	$41,281

Inventory costs	20,317	22,991	22,494	27,206	16,368	17,922	19,198
Other cost of revenue	1,542	1,403	1,530	1,783	1,979	1,985	3,500
Total cost of revenue	21,859	24,394	24,024	28,989	18,347	19,907	22,698

Gross Profit	16,193	18,010	17,600	22,768	16,218	17,200	18,583

Total operating expenses	23,033	23,139	46,280	24,886	26,712	22,831	22,311

Loss from operations	(6,840)	(5,129)	(28,680)	(2,118)	(10,494)	(5,631)	(3,728)

Total interest and other (expense) income, net	12	6	77	(75)	(254)	(46)	68

Loss before provision for income taxes	(6,828)	(5,123)	(28,603)	(2,193)	(10,748)	(5,677)	(3,660)

Provision for income taxes	122	117	19	225	326	178	(43)
Net loss	$(6,950)	$(5,240)	$(28,622)	$(2,418)	$(11,074)	$(5,855)	$(3,617)